EXHIBIT (a)(1)(x)

SKULLCANDY, INC.

PAPER ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR REPLACEMENT OPTIONS

THE OFFER EXPIRES AT 9:00 P.M. PACIFIC TIME ON SEPTEMBER 4, 2013,

UNLESS THE OFFER IS EXTENDED

Name:

Employee ID:

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Options for Replacement Options, dated August 6, 2013, as amended (the “Offer to Exchange”); (2) this Election Form, including the list of your eligible options below; (3) the Terms of Election; (4) the Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan (the “2011 Plan”); and (5) the forms of option agreements under the 2011 Plan (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold Eligible Options the opportunity to exchange these options for new replacement options as set forth in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date.” This Offer expires at 9:00 P.M. Pacific Time on September 4, 2013, unless extended. Defined terms used in this election form without definition will have the meanings given to such terms in the Offer to Exchange.

You may access the Offer Documents on the Option Exchange website at http://skullcandy.equitybenefits.com, through the U.S. Securities and Exchange Commission’s website at: http://www.sec.gov, by emailing exchangequestions@skullcandy.com, or by calling (435) 940-1545. Copies will be provided promptly at our expense.

Details on your eligible options are set forth in the table below.

Type	Grant Date	Exercise Price	Total Shares	Shares Vested	Exchange Ratio	Exchange Entire Eligible Option
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

To elect to exchange or withdraw your Eligible Options, complete the table above. If you do not complete the requested information and clearly mark the applicable box, your attempted election or withdrawal will not be valid.

In accordance with the terms outlined in the Offer Documents, if you elect to exchange some or all of your eligible options, you will receive new replacement options as determined in accordance with the Offer Documents using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each new replacement option on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date”.

In making this election, you agree that Skullcandy, your employer, and any third party assisting Skullcandy with the Option Exchange may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Skullcandy, your employer, and to any third party assisting Skullcandy with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may withdraw or change your election by submitting a new properly completed and signed election form prior to the Offer expiration date, which will be 9:00 P.M. Pacific Time on September 4, 2013, unless we extend the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW REPLACEMENT OPTIONS.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 9:00 P.M. PACIFIC TIME ON SEPTEMBER 4, 2013 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

Your signature and submission of this election form indicates that you have read and agreed to the Terms of Election and the Offer to Exchange.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:                     , 2013

Address:

Email address:

FAX THIS ENTIRE ELECTION FORM TO (801) 601-3735 NO LATER THAN 9:00 P.M. PACIFIC TIME ON SEPTEMBER 4, 2013.

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.